EXHIBIT 21

Subsidiaries of the Registrant

Name of Subsidiary	Jurisdiction of Organization

Silgan Corporation	Delaware

Silgan Containers LLC	Delaware

Silgan Containers Manufacturing Corporation	Delaware

Silgan LLC	Delaware

Silgan Can Holding Company	Delaware

Silgan Can Company	Delaware

Silgan Plastics LLC	Delaware

Silgan Plastics Corporation	Delaware

Silgan Tubes Holding Company	Delaware

827599 Ontario Inc.	Ontario, Canada

Silgan Plastics Canada Inc.	Ontario, Canada

828745 Ontario Inc.	Ontario, Canada

Thatcher Mexico, S.A. de R.L. de C.V.	Mexico

Thatcher Investments, S.A. de R.L. de C.V.	Mexico

Silgan Closures International Holding Company	Delaware

Silgan White Cap LLC	Delaware

Silgan White Cap Corporation	Delaware

Silgan White Cap Americas LLC	Delaware

Silgan Equipment Company	Delaware

Silgan Closures Mexico, S.A. de C.V.	Mexico

SH International Partnership C.V.	Netherlands

Silgan International Holdings B.V.	Netherlands

Silgan Europe Holdings B.V.	Netherlands

Silgan White Cap Deutschland GmbH	Germany

Silgan White Cap Nordiska AB	Sweden

Silgan White Cap Italia S.r.l.	Italy

SWC Holdings Poland Sp. z o.o.	Poland

Silgan White Cap Polska Sp. z o.o.	Poland

Silgan White Cap GmbH	Austria

Silgan White Cap France S.A.S.	France

Silgan White Cap Holdings Spain, S.L.	Spain

Silgan White Cap Espana S.L.	Spain

Silgan White Cap UK Limited	United Kingdom

Silgan White Cap Hungary Packaging Limited Liability Company	Hungary

Name of Subsidiary	Jurisdiction of Organization

Silgan White Cap Belgium NV	Belgium

Silgan White Cap Holdings Cyprus Limited	Cyprus

Silgan White Cap Ukraine LLC	Ukraine

Silgan White Cap Ambalaj Sanayi ve Ticaret A.S.	Turkey

Silgan White Cap Investments, Inc.	Philippines

Silgan White Cap South East Asia, Inc.	Philippines

Silgan White Cap Properties, Inc.	Philippines

SWC Holdings (Mauritius) Ltd.	Mauritius

Silgan White Cap (Shanghai) Co., Ltd.	China

Silgan White Cap Venezuela, S.A.	Venezuela

Silgan White Cap do Brasil Ltda.	Brazil

SWC Holdings Brasil Participacoes Ltda.	Brazil

Silgan White Cap Rus o.o.o.	Russia

2